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                                                                    Exhibit 23.1


                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors
American Coin Merchandising, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of American Coin Merchandising, Inc. relating to the Amended and Restated Stock Option Plan and the 1995 Non-Employee Director Stock Option Plan of our report dated February 25, 1997, relating to the balance sheets of American Coin Merchandising, Inc. as of December 31, 1995 and 1996, and the related statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-KSB of American Coin Merchandising, Inc.


                                    /s/ KPMG PEAT MARWICK LLP

                                        KPMG Peat Marwick LLP



Denver, Colorado
November 12, 1997